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                                             File No. 70-9089


                SECURITIES AND EXCHANGE COMMISSION
                       Washington, DC 20549

                  POST-EFFECTIVE AMENDMENT NO. 2

                                TO

                             FORM U-1

                     APPLICATION/DECLARATION

                              UNDER

          THE PUBLIC UTILITY HOLDING COMPANY ACT OF 1935

                            (the Act)


             GRANITE STATE ELECTRIC COMPANY (Granite)
         MASSACHUSETTS ELECTRIC COMPANY (Mass. Electric)
              NANTUCKET ELECTRIC COMPANY (Nantucket)
         THE NARRAGANSETT ELECTRIC COMPANY (Narragansett)
           NARRAGANSETT ENERGY RESOURCES COMPANY (NERC)
       NEW ENGLAND ELECTRIC TRANSMISSION CORPORATION (NEET)
              NEW ENGLAND ENERGY INCORPORATED (NEEI)
      NEW ENGLAND HYDRO-TRANSMISSION ELECTRIC COMPANY, INC.
                          (Mass. Hydro)
      NEW ENGLAND HYDRO-TRANSMISSION CORPORATION (NH Hydro)
                 NEW ENGLAND POWER COMPANY (NEP)
            NEW ENGLAND POWER SERVICE COMPANY (NEPSCO)

                               and

                NEW ENGLAND ELECTRIC SYSTEM (NEES)

            (Names of companies filing this statement)

       25 Research Drive, Westborough, Massachusetts 01582
      407 Miracle Mile, Suite 1, Lebanon, NH 03766 (Granite)
       25 Fairgrounds Road, Nantucket, MA 02554 (Nantucket)
     280 Melrose Street, Providence, RI 02901 (Narragansett)
             (Address of principal executive offices)

                   NEW ENGLAND ELECTRIC SYSTEM

          (Name of top registered holding company parent of the participating companies herein)


John G. Cochrane                   Robert King Wulff
Treasurer                          Corporation Counsel
25 Research Drive                  25 Research Drive
Westborough, MA 01582              Westborough, MA 01582

           (Names and addresses of agents for service)
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     Form U-1 Application/Declaration dated August 18, 1997 (Commission's
File No. 70-9089), relating to short-term borrowing of certain subsidiaries of NEES for the period from November 1, 1997 through October 31, 2001, as amended, was declared effective by Order of the Commission dated October 29, 1997 (HCAR No. 26768). The Application/Declaration is hereby further amended as follows:

     Item 2 "Fees, Commissions and Expenses" is hereby amended by adding the following paragraph:

           The additional lines of credit necessary to support the incremental short-term borrowing are estimated to be $200,000 annually.


     Item 6(a) "Exhibits" is hereby amended by supplying the following exhibits, filed herewith:

     D-1(d)  Petition of NEP to the New Hampshire Public Utilities
              Commission

     D-2(d) Order of the New Hampshire Public Utilities Commission with respect to NEP

     F-1   Opinion of Counsel

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                            SIGNATURES

     Pursuant to the requirements of the Public Utility Holding Company Act of 1935, each undersigned company has duly caused this Post-Effective Amendment No. 2 to Form U-1 Application/Declaration to be signed on its behalf, as indicated, by the undersigned officers thereunto duly authorized by each such company.


                    NEW ENGLAND ELECTRIC SYSTEM
                    MASSACHUSETTS ELECTRIC COMPANY
                    NANTUCKET ELECTRIC COMPANY
                    THE NARRAGANSETT ELECTRIC COMPANY
                    NARRAGANSETT ENERGY RESOURCES COMPANY
                    NEW ENGLAND ELECTRIC TRANSMISSION CORPORATION
                    NEW ENGLAND ENERGY INCORPORATED
                    NEW ENGLAND HYDRO-TRANSMISSION ELECTRIC COMPANY, INC. NEW ENGLAND HYDRO-TRANSMISSION CORPORATION
                    NEW ENGLAND POWER COMPANY
                    NEW ENGLAND POWER SERVICE COMPANY

                        s/John G. Cochrane

                    By
                       John G. Cochrane, Treasurer


                    GRANITE STATE ELECTRIC COMPANY


                        s/John G. Cochrane

                    By
                       John G. Cochrane, Assistant Treasurer


Date: May 7, 1998


The name "New England Electric System" means the trustee or trustees for the time being (as trustee or trustees but not personally) under an agreement and declaration of trust dated January 2, 1926, as amended, which is hereby referred to, and a copy of which as amended has been filed with the Secretary of the Commonwealth of Massachusetts. Any agreement, obligation or liability made, entered into or incurred by or on behalf of New England Electric System binds only its trust estate, and no shareholder, director, trustee, officer or agent thereof assumes or shall be held to any liability therefor.